Exhibit 21

Subsidiaries of the Registrant

Name & Address	Year & State Incorporated	Ownership

EDJ Leasing Co., L.P. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Limited Partnership (1987)	99% Limited Partner (LP) Interest of the Jones Financial Companies, LLLP (JFC), and 1% General Partner (GP) Interest in LHC.
LHC, Inc. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Corporation (1987)	100% Wholly owned Subsidiary of JFC.
Edward Jones Trust Company (formerly Boone National Savings and Loan Association, F.A.) 12555 Manchester Road St. Louis, MO 63131	Missouri Federally Chartered Savings Association	100% Wholly owned subsidiary
EDJ Holding Co., Inc. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Corporation (1987)	100% Wholly owned subsidiary
Edward D. Jones & Co., L.P. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Limited Partnership (1987)	99% LP Interest of JFC, and 1% GP Interest of EDJ Holding Co, Inc.
Edward D. Jones & Co. Canada Holding Co., Inc. Sussex Centre, Suite 902 90 Burnhamthorpe Road, West Mississauga, Ontario, Canada L5B 3C3	Ontario, Canada Corporation (1993)	100% Wholly owned subsidiary of Edward D. Jones & Co., L.P (EDJ)
Edward Jones (Canada) Sussex Centre, Suite 902 90 Burnhamthorpe Road, West Mississauga, Ontario, Canada L5B 3C3	Ontario, Canada Limited Partnership (1993)	99% LP Interest by EDJ, and 1% GP Interest by Edward D. Jones & Co. Canada Holding Co., Inc.
Edward D. Jones & Co. Agency Holding Co., Inc. Sussex Centre, Suite 902 90 Burnhamthorpe Road, West Mississauga, Ontario, Canada L5B 3C3	Ontario, Canada Corporation (1995)	100% Wholly owned subsidiary of Edward Jones (Canada)
Edward Jones Insurance Agency (Quebec) Inc. Sussex Centre, Suite 902 90 Burnhamthorpe Road, West Mississauga, Ontario, Canada L5B 3C3	Ontario, Canada Corporation (2002)	100% Wholly owned subsidiary of Edward D. Jones & Co. Agency Holding Co., Inc.
Edward Jones Insurance Agency Sussex Centre, Suite 902 90 Burnhamthorpe Road, West Mississauga, Ontario, Canada L5B 3C3	Ontario, Canada Limited Partnership (1995)	99% LP Interest by Edward Jones (Canada), and 1% GP Interest by Edward D. Jones & Co. Agency Holding Co. Inc.

Exhibit 21 (continued)

Subsidiaries of the Registrant

EDJ UK Lease, LLC 12555 Manchester Rd. St. Louis, MO 63131	Missouri Corporation (2010)	100% Wholly owned subsidiary of EDJ.
EJ Mortgage, L.L.C. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Limited Liability Company (L.L.C.) (1998)	100% Wholly owned subsidiary of EDJ.
Conestoga Securities, Inc. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Corporation (1987)	100% Wholly owned subsidiary of EDJ
EDJ Ventures, Ltd. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Limited Partnership (1987)	99% LP Interest by EDJ, and 1% GP Interest by Conestoga Securities Inc.
CIP Management, L.P. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Limited Partnership, Limited Liability Limited Partnership (1989)	99% LP Interest by EDJ Ventures, LP., and 1% GP Interest by CIP Management, Inc.
CIP Management, Inc. 12555 Manchester Rd. St. Louis, MO 63131	Missouri Corporation (1989)	100% Wholly owned subsidiary of Conestoga Securities, Inc.
Passport Research, Ltd. Federated Investors Tower Pittsburgh, PA 15222	Pennsylvania Limited Partnership (1987)	49.5% Limited Partnership Interest by EDJ
Edward Jones Insurance Agency Holding, L.L.C. 12555 Manchester Road St. Louis, MO 63131	Missouri L.L.C. (1997)	100% Ownership Interest by EDJ
Edward Jones Insurance Agency of California, L.L.C. 650 Alamo Pintado Rd., Ste. 202 Solvang, CA 93463	California L.L.C. (1998)	99% Ownership Interest by California Agency Holding, L.L.C., and 1% Ownership Interest by Edward Jones Insurance Agency Holding, LLC
California Agency Holding, L.L.C. 650 Alamo Pintado Rd., Ste. 202 Solvang, CA 93463	California L.L.C. (1998)	100% Ownership Interest by EDJ
Edward Jones Insurance Agency of New Mexico, L.L.C. 9200 Montgomery Blvd. NE Albuquerque, MM 87111	New Mexico L.L.C. (1997)	100% Ownership Interest by EDJ
Edward Jones Insurance Agency of Massachusetts, L.L.C. 17 Pray Street Amherst, MA 01002	Massachusetts L.L.C. (1998)	100% Ownership Interest by EDJ
Customer Asset Protection Company Holdings, Inc. c/o Marsh USA Inc. 1166 Avenue of the Americas New York, NY 10036	Delaware Corporation (2003)	7% Ownership Interest by EDJ

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